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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 23, 2015 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Kinder Morgan, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the references to us under the heading "Experts" in such registration statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 23, 2015

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM